Exhibit 10.1

May 13, 2011

Robert B. Mills

17 Great Hills Road

New Hope, PA 18930

Dear Bob,

Congratulations on your promotion to Chief Operational Officer of Assured Guaranty Ltd., Assured Guaranty US Holdings, Inc. and Assured Guaranty Corp. (the “Assured Guaranty Companies”).  You currently serve as Chief Financial Officer of the Assured Guaranty Companies pursuant to the terms of an employment agreement by and between you and those companies as amended and restated effective January 1, 2009 (the “Employment Agreement”).

Pursuant to the terms of this letter, you shall cease to hold the above-described position as Chief Financial Officer of the Assured Guaranty Companies, and you shall assume your new position as Chief Operating Officer of the Assured Guaranty Companies, effective June 1, 2011.  You shall have such powers and duties consistent with the announcement of your position, and you shall answer to and be subject to the directions of the Chief Executive Officer of Assured Guaranty Ltd.

By signing and returning this letter, you (i) agree to the changes described in this letter, (ii) agree that the change in your responsibilities, title and status as described in this letter will not constitute a reduction in those responsibilities, title or status (as described in paragraph 10(d) of the Employment Agreement), and (iii) permanently waive any claim that the changes described in this letter provide a basis for your terminating your employment due to a Good Reason Resignation under paragraph 10 (d) of the Employment Agreement (including, without limitation, waiver of any claim that the changes in this letter constitute the assignment of duties inconsistent with your title, duties, and responsibilities as Chief Financial Officer).

Except as otherwise provided in this letter, the terms of your employment shall remain the same as currently in effect, and the terms of the Employment Agreement, as modified by the waiver letter dated April 21, 2011 executed by you, shall remain in full force and effect.

Assured Guaranty Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 279 5700	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 279 5701
Bermuda

If you have questions about this letter, please contact the undersigned.  If you agree to the terms of this letter, please return a signed copy of the letter to the undersigned.

Very truly yours,

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name:	James M. Michener
Title:	General Counsel

I agree to the terms of this Letter:

/s/ Robert B. Mills
Robert B. Mills

Date:	May 13, 2011